As filed with the Securities and Exchange Commission
                                on March 10, 2004

                                                    Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                        PARAMETRIC TECHNOLOGY CORPORATION

             (Exact name of registrant as specified in its charter)

            Massachusetts                              04-2866152
------------------------------------            ---------------------------
  (State or other jurisdiction of           (I.R.S. Employer Identification No.)
   incorporation or organization

                     140 Kendrick Street, Needham, MA 02494
--------------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                        2000 EMPLOYEE STOCK PURCHASE PLAN
                              (Full title of Plan)

                             Cornelius F. Moses, III
              Executive Vice President and Chief Financial Officer
                        Parametric Technology Corporation
                               140 Kendrick Street
                          Needham, Massachusetts 02494
                     (Name and address of agent for service)

                                 (781) 370-5000
         (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                 Proposed         Proposed
Title of                         maximum          maximum
securities      Amount           offering         aggregate        Amount of
to be           to be            price per        offering         registration
registered      registered       share            price            fee
------------    --------------   -------------   --------------    -------------

Common Stock,   8,000,000        $ 4.525(3)      $ 36,200,000(3)   $ 4,586.54
$.01 par        shares(1)(2)
value

(1) This Registration Statement registers shares to be offered by us pursuant to our 2000 Employee Stock Purchase Plan. The shares include associated stock purchase rights that currently are evidenced by certificates for shares of the Common Stock and that automatically trade with the shares.
(2) Pursuant to Rule 416 under the Securities Act of 1933, to the extent additional shares of our common stock may be issued or issuable as a result of a stock split or other distribution declared at any time by the Board of Directors while this registration statement is in effect, this registration statement is hereby deemed to cover all such additional shares of common stock.
(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933, and based on the average of the high and low sale prices of the Common Stock as reported by the Nasdaq National Market on March 9, 2004.

Statement Regarding Incorporation By Reference From Effective Registration Statement.

         Pursuant to General Instruction E to Form S-8, the Registration Statement on Form S-8 of Parametric Technology Corporation filed with the Securities and Exchange Commission (the "Commission") on February 16, 2000 (Commission File No. 333-30514) (the "Original Registration Statement"), relating to the registration of 2,000,000 shares of our Common Stock, $.01 par value per share (the "Common Stock"), authorized for issuance under our 2000 Employee Stock Purchase Plan (the "2000 Plan"), is incorporated by reference in its entirety herein. Since the filing of the Original Registration Statement, we have filed one additional Registration Statement on Form S-8 with the Commission on February 16, 2001 relating to the registration of 8,000,000 additional shares (Commission File No. 333-55798) under the 2000 Plan. This Registration Statement provides for the registration of an additional 8,000,000 shares authorized for issuance under the 2000 Plan.



                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

         See Exhibit Index immediately following the signature page.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-8 and have duly caused this Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the Town of Needham, Massachusetts, on the 10th day of March, 2004.


                                            PARAMETRIC TECHNOLOGY CORPORATION


                                            By:   /s/ Cornelius F. Moses, III
                                                --------------------------------
                                                  Cornelius F. Moses, III
                                                  Executive Vice President &
                                                  Chief Financial Officer


                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Parametric Technology Corporation, hereby severally constitute Cornelius F. Moses, III, Aaron C. von Staats, Esq., and Matthew C. Dallett, Esq., and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Parametric Technology Corporation to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


 Signature                            Title                       Date

(i) Principal Executive Officer:


/s/ C. Richard Harrison               Chief Executive Officer,    March 10, 2004
---------------------------------     President and Director
C. Richard Harrison

(ii) Principal Financial and Accounting Officer:


/s/ Cornelius F. Moses, III           Executive Vice President    March 10, 2004
---------------------------------     and Chief Financial
Cornelius F. Moses, III               Officer

Signature                             Title                       Date

(iii) Board of Directors:

/s/ Noel G. Posternak                 Chairman of the             March 10, 2004
---------------------------------     Board of Directors
Noel G. Posternak


/s/ C. Richard Harrison               Director                    March 10, 2004
---------------------------------
C. Richard Harrison


/s/ Robert N. Goldman                 Director                    March 10, 2004
---------------------------------
Robert N. Goldman


/s/ Donald K. Grierson                Director                    March 10, 2004
---------------------------------
Donald K. Grierson


/s/ Oscar B. Marx, III                Director                    March 10, 2004
---------------------------------
Oscar B. Marx, III


/s/ Michael E. Porter                 Director                    March 10, 2004
---------------------------------
Michael E. Porter

                                  EXHIBIT INDEX


Exhibit
Number                   Description


4.1(a) Restated Articles of Organization of Parametric Technology Corporation adopted February 4, 1993 (filed as Exhibit 3.1 to our Quarterly Report on Form 10-Q for the fiscal quarter ended March 30, 1996 (File No. 0-18059) and incorporated herein by reference).

4.1(b) Articles of Amendment to Restated Articles of Organization adopted February 8, 1996 (filed as Exhibit 4.1(b) to our Registration Statement on Form S-8 (Registration No. 333-01297) and incorporated herein by reference).

4.1(c) Articles of Amendment to Restated Articles of Organization adopted February 13, 1997 (filed as
                         Exhibit 4.1(b) to our Registration Statement on Form S-8 (Registration No. 333-22169) and incorporated herein by reference).

4.1(d) Articles of Amendment to Restated Articles of Organization adopted February 10, 2000 (filed as
                         Exhibit 3.1 to our Quarterly Report on Form 10-Q for the fiscal quarter ended April 1, 2000 (File No. 0-18059) and incorporated herein by reference).

4.1(e) Certificate of Vote of Directors establishing Series A Junior Preferred Stock (filed as Exhibit 3.1(e) to our Annual Report on Form 10-K for the fiscal year ended September 30, 2000 (File No. 0-18059) and incorporated herein by reference).

4.2 By-Laws, as amended and restated (filed as Exhibit 3.2 to our Annual Report on Form 10-K for the fiscal year ended September 30, 2000 (File No. 0-18059) and incorporated herein by reference).

4.3 Rights Agreement effective as of January 5, 2001 between Parametric Technology Corporation and American Stock Transfer & Trust Company (filed as Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended September 30, 2000 (File No. 0-18059) and incorporated herein by reference).

5.1 Opinion of Palmer & Dodge LLP as to the legality of the securities registered hereunder; filed herewith.

23.1                     Consent of Palmer & Dodge LLP (included in Exhibit
                         5.1).

23.2                     Consent of PricewaterhouseCoopers LLP; filed herewith.

24.1 Power of Attorney (contained on the signature page hereto).

                                                                    EXHIBIT  5.1

                               PALMER & DODGE LLP
                   111 Huntington Avenue At Prudential Center
                              Boston, MA 02199-7613



March 10, 2004


Parametric Technology Corporation
140 Kendrick Street
Needham, MA 02494

Ladies and Gentlemen:

We are rendering this opinion in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed on or about the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of 8,000,000 shares of Common Stock, $.01 par value per share (the "Shares"), of Parametric Technology Corporation, a Massachusetts corporation (the "Company"), issuable under the Company's 2000 Employee Stock Purchase Plan (the "Plan").

We have acted as your counsel in connection with the preparation of the Registration Statement and are familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Shares. We have examined all such documents as we consider necessary to enable us to render this opinion.

Based upon the foregoing, we are of the opinion that, when issued and sold in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the use of our name in the Registration Statement and consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

Very truly yours,


/s/ PALMER & DODGE LLP

PALMER & DODGE LLP







             Main 617.239.0100 Fax 617.227.4420 www.palmerdodge.com

                                                                   EXHIBIT  23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 8, 2003 relating to the consolidated financial statements of Parametric Technology Corporation, which appears in Parametric Technology Corporation's Annual Report on Form 10-K for the year ended September 30, 2003.



/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
March 10, 2004